Exhibit 10.17

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement is entered into as of April 22, 2005, by and between Optio Software, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated April 25, 2002, as amended by a First Loan Modification Agreement, dated September 12, 2002, as amended by a Second Loan Modification Agreement, dated April 24, 2003, as amended by a Third Loan Modification Agreement, dated June 4, 2003, as amended by a Fourth Loan Modification Agreement, dated December 4, 2003, as amended by a Fifth Loan Modification Agreement, dated April 6, 2004, as may be further amended from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the amount of Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

Borrower is currently in violation of Section 6.7(ii) of the Loan Agreement for failing to maintain a minimum EBITDA of $1.00 for the period ending March 31, 2005, which is an Event of Default. Bank hereby agrees to waive the above-described Event of Default. Bank’s agreement to waive action on the above-described Event of Default (1) shall in no way be deemed an agreement by Bank to waive the Borrower’s compliance with the above-described covenant in the future; (2) shall neither limit nor impair the Bank’ s right to demand performance of this covenant in the future; and (3) shall neither limit nor impair the Bank’s right to demand performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN VARIANCE AND DOCUMENTATION FEES. Borrower shall pay Bank a Loan Variance Fee of One Thousand Dollars ($1,000.00) and a Legal Documentation Fee in the amount of Four Hundred Fifty Dollars ($450.00), plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon the following:

•	Bank’s receipt of this Sixth Loan Modification duly executed by the Borrower; and

•	Payment of Loan Variance and Legal Documentation fees.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

OPTIO SOFTWARE, INC.	SILICON VALLEY BANK

By: /s/ Caroline Bembry	By: /s/ Abigayle L. Keller
Name: Caroline Bembry	Name: Abigayle L. Keller
Title: Chief Financial Officer	Title: Vice President